Exhibit 10.186

AMENDMENT NO. 3 TO THE
AMENDED AND RESTATED 1986 STOCK OPTION PLAN
OF
GENERAL COMMUNICATION, INC.

This Amendment (this “Amendment”) to the Amended and Restated 1986 Stock Option Plan of General Communication, Inc. (as amended, the “Plan”) is made and shall be effective as of June 29, 2010.

Whereas, General Communication, Inc., an Alaska corporation (the “Company”), has adopted and maintains the Plan;

Whereas, Section 11 of the Plan states that the Company may amend, suspend or terminate the Plan at any time, subject to the approval of the Company’s shareholders in certain circumstances;

 Whereas, this Amendment does not require approval of the Company’s shareholders; and

Whereas, the Company now desires to amend the Plan.

Now, therefore, the Company hereby amends the Plan as follows:

1.
Terms used with capitalized letters will have the meanings specified in the Plan unless otherwise defined below, applicable to both singular and plural forms, as well as all verb tenses, for all purposes of this Amendment.

2.	The Plan is hereby amended as follows:

Section 2 (Definitions and Construction) shall be amended by adding the following definition of “Change of Control” following the definition of “Board”:

“Change of Control” means the occurrence of any transaction (or series of related transactions) in which (i) any person (as such term is defined in Section 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary, any employee benefit plan sponsored by the Company or any Subsidiary shall become the owner, directly or indirectly, beneficially or of record, of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors, or (ii) the Company sells, leases, exchanges or otherwise transfers (in one transaction or a series of related transactions), but other than by way of merger or consolidation, of all or substantially all of the assets of the Company to any person (as such term is defined in Section 13(d)(3) and 14(d)(2) of the Exchange Act).

3.	Except as modified by this Amendment, all other terms and conditions of the Plan shall remain in full force and effect, and this Amendment shall be governed by all provisions thereof.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to be effective as set forth herein.

GENERAL COMMUNICATION, INC.
Date: March 3, 2011	By:	/s/ Ronald A. Duncan
	Name:	Ronald A. Duncan
	Title:	President (Chief Executive Officer)